Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:	Agency Contact:
	Marty McDermut	Kirsten Chapman
	Vitesse Semiconductor	LHA
	www.vitesse.com	www.lhai.com
	1.805.388.3700	1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports Fourth Quarter and Fiscal Year 2014 Results

•	Growth in New Product Revenues of 11% Sequentially and 73% Year-over-Year, Driven by Ethernet Everywhere Strategy, Represents 57% of Total Product Revenues

•	Increased Gross Margins to 63.1% from 52.5% in Fourth Quarter of Fiscal Year 2013

•	Reached Non-GAAP Operating Profit of $1.0 Million for the Fourth Quarter

•	Added Over 130 New Customers in Fiscal Year 2014, Resulting in Greater Diversification to Support Future Revenue Growth

•	Achieved Record Design Win Success in Fiscal Year 2014

•	Strengthened Balance Sheet with Repayment of 2014 Convertible Debentures

CAMARILLO, Calif. ─ December 4, 2014 ─ Vitesse Semiconductor Corporation (Nasdaq: VTSS), a leading provider of IC solutions to advance “Ethernet Everywhere” in Carrier, Enterprise and Internet of Things (IoT) networks, reported its financial results for the fourth quarter and fiscal year 2014, ended September 30, 2014.
“We are very pleased with the success of Vitesse’s ‘Ethernet Everywhere’ strategy and our execution is increasingly evident as demonstrated by our revenue growth, the upward trend in gross margins, design win success, and now, achieving non-GAAP operating profitability,” said Chris Gardner, CEO of Vitesse.
“In 2014, design wins for our new products reached record highs. Major wins in Carrier and Enterprise continued accumulating steadily, while those in emerging markets, such as Industrial-IoT and Storage, accelerated dramatically. IoT experienced a 200% increase in design wins in the year, now representing 37% of the total. IoT was also a major contributor to our 130 new customers in the year. We believe this growth in IoT will continue as the need to network all things escalates, expanding our served market by nearly $400 million. This market provides multiple avenues to create substantial revenue growth and literally transform Vitesse. Accordingly, we have updated our reporting structure to breakout our IoT business as a third core market.”
“To address our growing opportunities, we invested in our development organizations, adding critical industry expertise in hardware and software, and in our marketing and sales organizations, including hiring additional sales representatives and distributors. We also achieved a financial milestone by eliminating the dilution overhang with the repayment of our convertible debentures. While our legacy business has declined over the past several years, our new business is growing rapidly. We are increasingly confident that this growth, combined with strengthening gross margins, the high degree of operating leverage in our business, and our improved balance sheet, will generate significant shareholder value.”
Fourth Quarter Fiscal Year 2014 Financial Results Summary

•	Total net revenues were $28.7 million, compared to $27.2 million in the third quarter of fiscal year 2014 and $26.9 million in the fourth quarter of fiscal year 2013.

•	Product revenues were $27.0 million, compared to $26.0 million in the third quarter of fiscal year 2014 and $26.5 million in the fourth quarter of fiscal year 2013.

•	Product revenues by market, excluding non-core revenues of $1.2 million, contributed the following as a percentage of product revenues as compared to the third quarter of fiscal year 2014:

•	Carrier networking products: 47.1% versus 43.9%

•	Enterprise networking products: 41.7% versus 43.1%

•	Industrial-IoT networking products: 11.2% versus 13.0%

•	Intellectual property revenues totaled $1.7 million, compared to $1.1 million in the third quarter of fiscal year 2014 and $0.4 million in the fourth quarter of fiscal year 2013.

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Product margins were 60.9%, compared to 52.9% in the third quarter of fiscal year 2014 and 51.8% in the fourth quarter of fiscal year 2013. Total gross margins were 63.1%, compared to 54.9% in the third quarter of fiscal year 2014 and 52.5% in the fourth quarter of fiscal year 2013.

•	Operating expenses were $18.8 million, compared to $17.4 million in the third quarter of fiscal year 2014 and $17.6 million in the fourth quarter of fiscal year 2013.

•	Operating loss was $0.7 million, compared to operating loss of $2.5 million in the third quarter of fiscal year 2014 and $3.5 million in the fourth quarter of fiscal year 2013.

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Non-GAAP operating income was $1.0 million, compared to non-GAAP operating loss of $0.9 million in the third quarter of fiscal year 2014 and non-GAAP operating loss of $2.3 million in the fourth quarter of fiscal year 2013.

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Net loss was $2.5 million, or $0.04 per basic and fully diluted share. This compares to net loss of $4.4 million, or $0.07 per basic and fully diluted share, in the third quarter of fiscal year 2014, and net loss of $5.8 million, or $0.10 per basic and fully diluted share, in the fourth quarter of fiscal year 2013.

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Non-GAAP net loss was $0.8 million, or $0.01 per basic and fully diluted share, compared to non-GAAP net loss of $2.7 million, or $0.04 per basic and fully diluted share, for the third quarter of fiscal year 2014, and non-GAAP net loss of $4.6 million, or $0.08 per basic and fully diluted share, in the fourth quarter of fiscal year 2013.

Fiscal Year 2014 Financial Results Summary

•	Total net revenues for fiscal year 2014 were $108.5 million compared with $103.8 million for fiscal year 2013.

•	Product revenues were $102.8 million, compared with $101.3 million in fiscal year 2013.

•	Product revenues by market, excluding non-core revenues of $1.6 million, contributed the following as a percentage of fiscal year 2014 product revenue as compared to the fiscal year 2013:

•	Carrier networking products: 46.8% versus 55.5%

•	Enterprise networking products: 42.3% versus 39.1%

•	Industrial-IoT networking products: 10.9% versus 5.4%

•	Intellectual property revenues were $5.7 million, compared with $2.4 million in fiscal year 2013.

•	Product margins were 56.7% in fiscal year 2014, compared to 53.9% in the prior year. Total gross margins were 59.0%, compared to 54.9% in the prior year.

•	Operating expenses were $73.8 million, compared to $72.5 million in fiscal year 2013.

•	Loss from operations was $9.8 million, compared with loss from operations of $15.5 million in fiscal year 2013.

•	Non-GAAP loss from operations was $3.3 million, compared with non-GAAP loss from operations of $10.7 million in fiscal year 2013.

•	Net loss was $18.1 million, or $0.30 per basic and fully diluted share, in fiscal year 2014, compared with a net loss of $22.1 million, or $0.55 per basic and fully diluted share, in fiscal year 2013.

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Non-GAAP net loss was $10.0 million, or $0.16 per basic and fully diluted share, in fiscal year 2014 compared with a non-GAAP net loss of $18.1 million, or $0.45 per basic and fully diluted share, in fiscal year 2013.

Balance Sheet Data at September 30, 2014 as Compared to September 30, 2013

•	Cash and restricted cash were $72.7 million, compared to $69.0 million.

•	Accounts receivable was $10.9 million, compared to $9.8 million.

•	Inventories were $12.8 million, compared to $10.7 million.
Repayment of 2014 Convertible Debentures
On October 30, 2014, the Company repaid in full the remaining $32.8 million in principal amount of its 8.0% convertible second lien debentures due October 2014. The repayment eliminates annual cash interest payments and annual interest expense of approximately $2.6 million and $4.0 million, respectively. Following this repayment of its second lien debentures, the Company’s only outstanding debt is $17.2 million in principal amount of senior term loan debt due August 2016.

Financial Outlook
For the first quarter of fiscal year 2015, ending December 31, 2014, Vitesse expects revenues to be in the range of $24.0 million to $26.5 million and product margins to be between 57% and 60%. GAAP operating expenses are expected to be between $18.5 million and $19.5 million.
December 4, 2014 Conference Call Information
A conference call is scheduled for today, December 4, 2014, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to review financial results for the fourth quarter and fiscal year 2014. To listen to the conference call via telephone, dial 888.428.9490 (U.S. toll-free) or 719.325.2420 (International) and provide the passcode 2016536. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.
The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 2016536. The audio replay will be available for seven days.
About Vitesse
Vitesse (Nasdaq: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier, Enterprise and Internet of Things (IoT) networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing, SMB/SME Enterprise, and Industrial-IoT networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.
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Vitesse is a registered trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its first quarter of fiscal year 2015, potential new markets for the Company’s products and anticipated new product and total revenue growth. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K that was filed today, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP operating expenses, GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP operating expenses from GAAP operating expenses, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude loss on extinguishment of debt and gain on the compound embedded derivative. Stock-based compensation charges, amortization of intangible assets, loss on extinguishment of debt, and gain on the compound embedded derivative represent charges that recur in amounts unrelated to the Company’s operations.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, operating expenses, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, loss on extinguishment of debt, and the change in the fair value of our embedded derivatives, please see our Form 10-K for the year ended September 30, 2014.

VITESSE SEMICONDUCTOR CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	September 30, 2013
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$71,903	$68,863
Accounts receivable	10,850	9,807
Inventories	12,792	10,692
Restricted cash	794	101
Prepaid expenses and other current assets	1,047	1,796
Total current assets	97,386	91,259
Property, plant and equipment, net	2,858	3,107
Other intangible assets, net	1,476	1,170
Other assets	3,104	3,425
	$104,824	$98,961
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,814	$7,436
Accrued expenses and other current liabilities	12,472	12,245
Current portion of debt, net	32,727	—
Deferred revenue	4,902	2,215
Total current liabilities	56,915	21,896
Other long-term liabilities	234	407
Long-term debt, net	16,417	16,366
Convertible subordinated debt, net	—	44,384
Total liabilities	73,566	83,053
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 67,703 and 57,545 shares outstanding at September 30, 2014 and 2013, respectively	677	575
Additional paid-in-capital	1,924,984	1,891,661
Accumulated deficit	(1,894,403)	(1,876,328)
Total stockholders’ equity	31,258	15,908
	$104,824	$98,961

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net revenues:	(in thousands, except per share data)
Product revenues	$27,007	$26,012	$26,455	$102,751	$101,334
Intellectual property revenues	1,664	1,139	420	5,746	2,439
Net revenues	28,671	27,151	26,875	108,497	103,773
Costs and expenses:
Cost of product revenues	10,571	12,254	12,753	44,480	46,763
Engineering, research and development	10,869	10,006	9,940	42,450	41,927
Selling, general and administrative	7,792	7,330	7,593	30,981	30,210
Amortization of intangible assets	93	88	81	360	347
Costs and expenses	29,325	29,678	30,367	118,271	119,247
Loss from operations	(654)	(2,527)	(3,492)	(9,774)	(15,474)
Other expense (income):
Interest expense, net	1,521	1,510	1,997	6,227	7,916
Gain on compound embedded derivative	—	—	—	—	(803)
Loss on extinguishment of debt	—	—	—	1,594	—
Other expense, net	28	18	34	139	39
Other expense, net	1,549	1,528	2,031	7,960	7,152
Loss before income tax expense (benefit)	(2,203)	(4,055)	(5,523)	(17,734)	(22,626)
Income tax expense (benefit)	282	333	242	341	(548)
Net loss	$(2,485)	$(4,388)	$(5,765)	$(18,075)	$(22,078)

Net loss per common share - basic and diluted	$(0.04)	$(0.07)	$(0.10)	$(0.30)	$(0.55)
Weighted average common shares outstanding - basic and diluted	67,580	59,965	57,254	60,887	40,311

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(in thousands, except per share data)
UNAUDITED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
GAAP net loss	$(2,485)	$(4,388)	$(5,765)	$(18,075)	$(22,078)
Adjustments:
Stock-based compensation charges	1,609	1,586	1,091	6,075	4,396
Amortization of intangible assets	93	88	81	360	347
Gain on compound embedded derivative	—	—	—	—	(803)
Loss on extinguishment of debt	—	—	—	1,594	—
Total GAAP to non-GAAP adjustments	1,702	1,674	1,172	8,029	3,940
Non-GAAP net loss	$(783)	$(2,714)	$(4,593)	$(10,046)	$(18,138)
Net loss per common share - basic and diluted:
GAAP net loss per common share	$(0.04)	$(0.07)	$(0.10)	$(0.30)	$(0.55)
Adjustments	0.03	0.03	0.02	0.14	0.10
Non-GAAP net loss per common share	$(0.01)	$(0.04)	$(0.08)	$(0.16)	$(0.45)

UNAUDITED RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP INCOME (LOSS) FROM OPERATIONS
GAAP loss from operations	$(654)	$(2,527)	$(3,492)	$(9,774)	$(15,474)
Adjustments:
Stock-based compensation charges	1,609	1,586	1,091	6,075	4,396
Amortization of intangible assets	93	88	81	360	347
Total GAAP to non-GAAP adjustments	1,702	1,674	1,172	6,435	4,743
Non-GAAP income (loss) from operations	$1,048	$(853)	$(2,320)	$(3,339)	$(10,731)

UNAUDITED RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
GAAP operating expenses:
Engineering, research and development	$10,869	$10,006	$9,940	$42,450	$41,927
Selling, general and administrative	7,792	7,330	7,593	30,981	30,210
Amortization of intangible assets	93	88	81	360	347
Total GAAP operating expenses	18,754	17,424	17,614	73,791	72,484
Adjustments:
Stock-based compensation charges	1,405	1,376	933	5,252	3,779
Amortization of intangible assets	93	88	81	360	347
Total GAAP to non-GAAP adjustments	1,498	1,464	1,014	5,612	4,126
Non-GAAP operating expenses	$17,256	$15,960	$16,600	$68,179	$68,358